SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): May 18, 2020

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)
57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	+1 (646) 416-8000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2020, by Nemaura Medical Inc. (the “Company”), on April 2, 2020, the Company received a written notice (the “Notice”) from staff of Listing Qualifications of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company had not complied with the requirements of Nasdaq Listing Rule 5620(a) of Nasdaq’s listing rules due to its failure to hold an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year ended December 31, 2018. At the time, the Company discussed with Nasdaq that its annual meeting (the “Annual Meeting”) was scheduled for May 15, 2020. On May 15, 2020, the Company held its Annual Meeting, as scheduled. On May 18, 2020, Nasdaq notified the Company of its determination that, as a result of holding the Annual Meeting, the Company now complies with the Nasdaq listing rules and the matter is now closed.

At no time since receipt of the Notice did the Company’s securities cease trading on Nasdaq.

The information included in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2020	Nemaura Medical Inc.

	By:	/s/ Dewan F. H. Chowdhury
	Name: Title:	Dewan F. H. Chowdhury Chief Executive Officer